EXHIBIT 99.1
FANNIE MAE
MONTHLY SUMMARY
October 2006
HIGHLIGHTS FOR OCTOBER INCLUDE:
•	The gross mortgage portfolio balance was $720.9 billion in October. We currently estimate that our “mortgage portfolio” assets for purposes of the OFHEO consent order were approximately $719 billion in October. (For a discussion of the differences between these measures see Portfolio Note on page 2.)
•	Fannie Mae’s book of business grew at a compound annualized rate of 7.6 percent, driven by outstanding MBS which grew at a 14.4 percent compound annualized rate in October.
•	Lender-originated MBS issues were $39.1 billion, compared with $47.0 billion the previous month.
•	Total business volume was $48.7 billion, compared with $66.6 billion in September.
•	Net retained commitments were $8.0 billion in October, compared with $10.4 billion the previous month.
•	The conventional single-family delinquency rate rose one basis point in September to 0.61 percent. The multifamily delinquency rate fell four basis points to 0.11 percent.
•	The duration gap on Fannie Mae’s portfolio averaged zero months in October.
MORTGAGE MARKET HIGHLIGHT:
•	OFHEO announced that Fannie Mae’s 2007 conforming loan limit for single-family mortgages will remain unchanged at $417,000.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
November 2005	$715,896	(2.8%)	$1,594,277	5.6%	$2,310,172	2.9%
December 2005	727,545	21.4%	1,598,079	2.9%	2,325,624	8.3%
Full year 2005	$727,545	(19.6%)	$1,598,079	13.9%	$2,325,624	0.8%

January 2006	$725,661	(3.1%)	$1,613,005	11.8%	$2,338,666	6.9%
February 2006	721,189	(7.1%)	1,630,900	14.2%	2,352,089	7.1%
March 2006	721,544	0.6%	1,644,793	10.7%	2,366,337	7.5%
April 2006	730,367	15.7%	1,649,919	3.8%	2,380,286	7.3%
May 2006	733,786	5.8%	1,657,987	6.0%	2,391,773	5.9%
June 2006	730,906	(4.6%)	1,679,027	16.3%	2,409,933	9.5%
July 2006	731,439	0.9%	1,683,451	3.2%	2,414,890	2.5%
August 2006	726,801	(7.3%)	1,702,373	14.4%	2,429,173	7.3%
September 2006	725,530	(2.1%)	1,732,818	23.7%	2,458,348	15.4%
October 2006	720,947	(7.3%)	1,752,414	14.4%	2,473,361	7.6%
YTD 2006	$720,947	(1.1%)	$1,752,414	11.7%	$2,473,361	7.7%

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
		Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
November 2005	$37,818	$1,823	$35,995	$16,021	$52,016
December 2005	39,553	10,393	29,160	28,760	57,920
Full year 2005	$481,260	$15,628	$465,632	$146,640	$612,272

January 2006	$41,524	$2,606	$38,918	$12,199	$51,117
February 2006	34,416	821	33,595	11,417	45,012
March 2006	34,236	1,073	33,162	14,165	47,327
April 2006	36,968	7,926	29,042	23,042	52,084
May 2006	35,494	6,341	29,153	18,704	47,857
June 2006	40,547	3,073	37,474	18,697	56,171
July 2006	33,900	6,304	27,596	15,133	42,729
August 2006	37,552	4,523	33,029	15,927	48,956
September 2006	47,038	624	46,413	20,180	66,594
October 2006	39,090	3,483	35,607	13,045	48,652
YTD 2006	$380,765	$36,776	$343,989	$162,510	$506,499

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

	Net Retained			Mortgage Portfolio
	Commitments 7/	Purchases	Purchase Yield 8/	Sales
November 2005	$20,084	$16,021	5.17%	$2,571
December 2005	19,595	28,760	5.43%	2,876
Full year 2005	$35,469	$146,640	5.16%	$113,295

January 2006	$9,187	$12,199	5.47%	$1,774
February 2006	9,704	11,417	5.68%	5,142
March 2006	16,584	14,165	5.76%	2,547
April 2006	17,378	23,042	5.47%	2,436
May 2006	12,186	18,704	5.88%	3,729
June 2006	13,181	18,697	5.81%	9,216
July 2006	5,950	15,133	6.23%	2,819
August 2006	6,790	15,927	6.14%	8,898
September 2006	10,398	20,180	6.04%	9,698
October 2006	7,971	13,045	6.04%	6,746
YTD 2006	$109,330	$162,510	5.85%	$53,005

1/	Represents unpaid principal balance.

2/	Does not reflect market valuation adjustments, allowance for loan losses, impairments, unamortized premiums and discounts and the impact of consolidation of variable interest entities. Includes $310 billion of Fannie Mae MBS as of October 31, 2006.

3/	MBS held by investors other than Fannie Mae’s portfolio.

4/	Growth rates are compounded.

5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $6,606 million in October 2006.

6/	Included in total portfolio purchases.

7/	Represents commitments to purchase, net of commitments to sell, entered into during the month, including any modifications to original amounts.

8/	Calculated as commitment yield for single-family loans, pass-thru rate for multifamily loans and coupon divided by price for securities. Yields are presented on a taxable-equivalent basis.

Numbers may not sum due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/			Multifamily
	Liquidations		Liquidations		Non-Credit	Credit
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
November 2005	$15,247	25.53%	$31,156	23.50%	0.46%	2.11%	0.77%	0.27%
December 2005	14,318	23.81%	28,167	21.18%	0.47%	2.14%	0.79%	0.27%
Full year 2005	$211,416	26.24%	$368,067	24.59%

January 2006	$12,405	20.49%	$25,765	19.26%	0.45%	2.12%	0.77%	0.27%
February 2006	10,843	17.99%	20,830	15.41%	0.43%	2.05%	0.74%	0.27%
March 2006	11,366	18.91%	21,433	15.70%	0.39%	1.85%	0.67%	0.26%
April 2006	11,895	19.66%	26,149	19.05%	0.37%	1.79%	0.64%	0.18%
May 2006	11,669	19.13%	22,707	16.47%	0.35%	1.74%	0.62%	0.14%
June 2006	12,480	20.45%	25,089	18.04%	0.35%	1.70%	0.60%	0.19%
July 2006	11,901	19.53%	25,517	18.21%	0.35%	1.73%	0.61%	0.14%
August 2006	11,791	19.41%	22,416	15.89%	0.34%	1.73%	0.60%	0.15%
September 2006	11,879	19.63%	24,594	17.18%	0.35%	1.74%	0.61%	0.11%
October 2006	11,005	18.26%	22,424	15.44%
YTD 2006	$117,234	19.35%	$236,925	17.05%

AVERAGE INVESTMENT BALANCES

Fannie Mae has determined at this time not to provide average investment balances, which are derived from numbers that will not be available until financial statements for the relevant period are complete.

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
November 2005	0
December 2005	0
January 2006	0
February 2006	0
March 2006	0
April 2006	1
May 2006	0
June 2006	-1
July 2006	-1
August 2006	-1
September 2006	0
October 2006	0

1/	Represents unpaid principal balance.

2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.

3/	Loans without primary mortgage insurance or any credit enhancements.

4/	Loans with primary mortgage insurance and/or other credit enhancements.

5/	Total of single-family non-credit enhanced and credit enhanced loans.

6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.

7/	The duration gap is a weighted average for the month. We have included non-mortgage assets and liabilities in the duration gap calculation. Our portfolio duration gap calculation excludes any interest rate sensitivity of the guaranty business.

Numbers may not sum due to rounding.

PORTFOLIO NOTE:

As previously announced, on May 23, 2006, Fannie Mae agreed to a consent order issued by its regulator, OFHEO. Under the consent order, Fannie Mae may not increase its “mortgage portfolio” assets above the amount shown in its December 31, 2005 minimum capital report, except under specified circumstances at the discretion of OFHEO. Fannie Mae believes it is in compliance with the terms of its consent order with OFHEO.
The “gross mortgage portfolio” balances set forth in this monthly summary report represent unpaid principal balances, which represent statistical measures rather than amounts computed in accordance with GAAP. “Mortgage portfolio” assets that are reported to OFHEO under the consent order reflect GAAP adjustments, including market valuation adjustments, allowance for loan losses, impairments and unamortized premiums and discounts. These adjustments are not reflected in the “gross mortgage portfolio” amounts shown in this report.
We expect that some of the information in this monthly summary report will change when the financial statements and related audits for the relevant periods are completed. Management believes that the information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in our business, notwithstanding that information may change, perhaps materially, from what is reported herein. Issues that will cause some of this information to change include those related to securities accounting, loan accounting, consolidation and amortization. Information regarding the restatement of our financial statements may be found in Forms 8-K Fannie Mae filed with the Securities and Exchange Commission, including Forms 8-K filed on March 13, 2006, May 9, 2006, August 9, 2006 and November 8, 2006.
For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.